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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                       Date of Report: November 3, 2003
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                       (Date of earliest event reported)


                                  MetLife, Inc.
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             (Exact name of registrant as specified in its charter)



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
 Delaware                                1-15787                  13-4075851
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(State or other jurisdiction        (Commission File         (I.R.S. Employer
of incorporation)                   Number)                  Identification No.)
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              One Madison Avenue, New York, New York 10010-3690
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             (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:

                                 (212) 578-2211
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Item 9.  Regulation FD Disclosure.

      MetLife, Inc.'s majority-owned subsidiary, Reinsurance Group of America, Incorporated ("RGA"), announced today that it plans to sell 10,500,000 shares of its common stock and has granted the underwriters in the offering an over-allotment option to purchase an additional 1,575,000 shares. MetLife, Inc. has indicated that it and certain of its affiliates (collectively, "MetLife") are interested in purchasing in the offering common stock that has a total purchase price between $100 and $150 million. At the last reported sale price on the New York Stock Exchange of $39.95 per share on October 31, 2003, that purchase would represent between approximately 2,500,000 and 3,750,000 shares. MetLife owned approximately 58.6% of RGA's outstanding common stock as of September 30, 2003. If MetLife purchases $100 million of RGA common stock, it will own, immediately after the offering, approximately 52.6% of RGA's outstanding common stock, assuming the underwriters do not exercise their option to purchase additional shares.

      The text of this Item 9 is furnished and not filed pursuant to Regulation FD.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               METLIFE, INC.


                               By:   /s/ Gwenn L. Carr
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                                     Name:  Gwenn L. Carr
                                     Title: Vice-President and Secretary

Date: November 3, 2003